Exhibit 10.6
1997 NON-EMPLOYEE STOCK OPTION PLAN
as amended on September 14, 2000 and June 8, 2007
     1. Purpose of the Plan.
          1.1 The purpose of the Plan is to assist non-employee directors and non-employee senior officers of the Corporation and its Affiliates, and Service Providers, in participating in the growth and development of the Corporation and its Affiliates by providing such persons with the opportunity, through share options, to acquire a proprietary interest in the Corporation.
     2. Defined Terms.
     Where used herein, the following terms shall have the following meanings, respectively:
          2.1 “Affiliate” means any corporation which is an affiliate, as such term is used in Subsection 2(2) of the Business Corporations Act (Ontario), of the Corporation;
          2.2 “Board” means the board of directors of the Corporation or, if established and duly authorized to act, the executive committee of the board of directors of the Corporation;
          2.3 “Change in Control” means the occurrence of any of the following events:
               (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
               (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
               (c) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
               (d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          2.4 “Committee” shall have the meaning attributed thereto in Section 3.1 hereof;
          2.5 “Corporation” means Genesis Microchip Inc. and includes any successor corporation thereof;
          2.6 “Eligible Person” means any non-employee director or non-employee senior officer of the Corporation or any Affiliate, or any Service Provider.
          2.7 “Insider” means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;
          2.8 “Market Price” at any date in respect of the Shares means the closing sale price of such Shares on the stock exchange or market on which such Shares are listed and posted for trading on the trading day immediately preceding such date. In the event that such Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such trading day. In the event that such Shares are not listed and for posted trading on a stock exchange or market, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;
          2.9 “Option” means an option to purchase Shares granted to an Eligible Person under the Plan;
          2.10 “Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;
          2.11 “Optioned Shares” means the Shares issuable pursuant to an exercise of Options;
          2.12 “Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;
          2.13 “Plan” means the Genesis Microchip Inc, 1997 Non-Employee Stock Option Plan, as the same may be amended or varied from time to time;
          2.14 “Service Provider” means any person engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;
          2.15 “Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares to one or more employees or Insiders of the Corporation or any Affiliate or to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise; and

          2.16 “Shares” means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.
     3. Administration of the Plan.
          3.1 The Plan shall be administered by the Board or by any committee (the “Committee”) of the Board established by the Board for that purpose.
          3.2 The Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:
               (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;
               (b) to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;
               (c) to determine the number of Shares covered by and terms and conditions of each Option;
               (d) to determine the Option Price of each Option;
               (e) to determine the time or times when Options will be granted and exercisable;
               (f) to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option;
               (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options; and
               (h) subject to receipt of any required approvals, to modify or amend each Option.
          3.3 The Board or the Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:
               (a) represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

               (b) agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and
               (c) agreed to indemnify the Corporation in connection with the foregoing.
          3.4 Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or obtain such listing, registration, qualification, consent or approval.
     4. Shares Subject to the Plan.
          4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares which may be issued pursuant to the exercise of Options, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, is 500,000 or such greater number of Shares as may be determined by the Board and approved, if required, by the shareholders of the Corporation and by any relevant stock exchange or other regulatory authority. Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.
     5. Eligibility: Grant: Terms of Options.
          5.1 (a) Options may be granted by the Board, in its discretion, to any Eligible Person; provided, however, that Options may only be granted to non-employee directors of the Corporation (each a “Director”) pursuant to the provisions of Subsections 5.1(b), (c) and (d) hereof.
               (b) Subject to the restrictions contained in Sections 4.1, 5.5 and 5.7 hereof, each Director shall automatically be granted and receive, without any action on the part of the Board, Options to purchase 15,000 Shares effective immediately upon such Director first being appointed or elected a Director. The Option Price of such Options shall be equal to the Market Price on the date of such appointment or election (the “Commencement Date”) and the expiration date of such Options shall be 10 years from the Commencement Date. Subject to Section 8.4 hereof, such Options shall vest in amounts as follows: (i) at any time subsequent to the date which is 12 months after the Commencement Date, such Options may be exercised to the extent of 5,000 of the Shares covered by such Options; (ii) at any time subsequent to the date which is 24 months after the Commencement Date, such Options may be exercised to the extent of an additional 5,000 of the Shares covered by such Options, and to the extent the right to exercise such Options theretofore shall not have been exercised, and (iii) at any time subsequent to the date which is 36 months after the

Commencement Date until the expiry of such Options, such Options may be exercised in full, except to the extent such Options theretofore shall have been exercised.
               (c) Subject to the restrictions contained in Sections 4.1, 5.5 and 5.7 hereof, on the first day of the calendar month following the annual general meeting of the Corporation in each year, each person who is then a Director and who has been a Director for at least 12 months shall automatically be granted and receive, without any action on the part of the Board, (a) Options to purchase 5,000 Shares, and (b) for each committee of the Board such Director serves on, Options to purchase 2,500 Shares. The Option Price of such Options shall be equal to the Market Price on the first day of the calendar month following the annual general meeting of the Corporation in the applicable year (the “Date of Grant”) and the expiration date of such Options shall be 10 years from the Date of Grant. Subject to Section 8.4 hereof, the Optionee may purchase not more than one-twelfth of the Shares covered by such Options during each of the first 12 months following the Date of Grant, provided, however, that if the number of Shares purchased under such Options during any such month is less than one-twelfth of the Shares covered by such Options, the Optionee shall have the right, at any time or from time to time during the remainder of the term of such Options, to purchase such number of Shares that were purchasable, but not purchased by the Optionee, during such month.
               (d) Subject to the restrictions contained in Section 4.1, 5.5 and 5.7 hereof, the Board may, in its discretion, grant Options to any Director who has entered into an agreement to provide consulting services to the Corporation in addition to Options granted in accordance with Subsections 5.1(b) and (c). Such additional Options may be granted upon terms consistent with the provisions of the Plan and as determined by the Board in its discretion.
          5.2 Subject as herein and otherwise specifically provided in this Article 5 and Section 8.4 hereof, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. Subject to Section 8.4 hereof, the Board or the Committee may, in their entire discretion, subsequent to the time of granting Options hereunder, permit an Optionee who is not a Director to exercise any or all of the unvested options then outstanding and granted to the Optionee under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee.
          5.3 Subject to Section 5.1 hereof and any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Board. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.
          5.4 The term of an Option shall not exceed 10 years from the date of the grant of the Option.

          5.5 No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.
          5.6 An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.
          5.7 No Options shall be granted to any Optionee if such grant could result, at any time, in:
               (a) the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;
               (b) the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or
               (c) the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding 5% of the issued and outstanding Shares.
     For the purposes of Subsections 5.7(b) and (c), the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other Share Compensation Arrangements over a preceding one-year period, and, for the purpose of Subsection 5.7(c), “associate” means any person associated with such Insider within the meaning of the Securities Act (Ontario).
     6. Ceasing to be an Eligible Person; Bankruptcy; Death.
          6.1 Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee or the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.
          6.2 The Committee or the Board may, in their entire discretion, at the time of the granting of Options hereunder, determine that provisions to the following effect shall be contained in the written option agreement between the Corporation and the Optionee;
               (a) If an Optionee shall retire while holding an Option which has not been fully exercised, such Optionee may exercise the Option at any time within thirty (30) days of the date of such retirement, but only to the same extent to which the Optionee could have exercised the Option immediately before the date of such retirement.
               (b) If an Optionee ceases to serve the Corporation or any Affiliate, as the case may be, as an officer or director for cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity. If an Optionee ceases to serve the Corporation or any Affiliate as an officer or director for any reason other than for cause, unless otherwise provided for in this Plan, no Option held by such Optionee at the effective date thereof may be exercised by the Optionee following the date which is ninety (90) days after the date on which the Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity.
               (c) In the event that an Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of thirty (30) days, no Option held by such Optionee may be exercised following the date on which such Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.
          6.3 If any Optionee shall die holding an Option which has not been fully exercised, his personal representatives, heirs or legatees may, at any time within three months from the date of grant of probate of the will or letters of administration of the estate of the decedent or within one year after the date of such death, whichever is the lesser time, exercise the Option with respect to the unexercised balance of the Shares subject to the Option but only to the same extent to which the decedent could have exercised the Option immediately before the date of such death.
          6.4 For greater certainty, Options shall not be affected by any change of office of the Optionee or by the Optionee ceasing to be a Director provided that the Optionee continues to be an Eligible Person.
          6.5 For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee.
     7. Exercise of Options.
          7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the Option Price of the Shares then being purchased. Subject to any provisions of the Plan to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.
          7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:
               (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;
               (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

               (c) the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and
               (d) the satisfaction of any conditions on exercise prescribed pursuant to Article 3 hereof.
          7.3 Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee or the Board may from time to time determine provided that the substance of Article 5 be included therein.
     8. Certain Adjustments.
          8.1 Subject to any required action by the shareholders of the Corporation, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Option Price of each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to and Option Price of an Option.
          8.2 In the event of the proposed dissolution or liquidation of the Corporation, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until twenty (20) days prior to such transaction as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
          8.3 In the event of a merger of the Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or an affiliate (within the meaning of the Ontario Business Corporations Act (the “OBCA”) of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of twenty (20) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Shares subject to the Option immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common shares of the successor corporation or its affiliate (within the meaning of the OBCA), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Shares subject to the Option, to be solely common shares of the successor corporation or its affiliate (within the meaning of the OBCA) equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.
          8.4 Notwithstanding Section 5.2 and the vesting requirements of Sections 5.1(b) and (c), in the event of a Change in Control, each non-employee Director who is an Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Shares that would not otherwise be vested or exercisable.
     9. Amendment or Discontinuance of the Plan.
          9.1 The Board may amend the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange or market on which the Shares are listed and posted for trading.
          9.2 Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:
               (a) subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of any Option. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and
               (b) the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee’s office or directorship shall not apply to any Optionee for any reason acceptable to the Board.
          9.3 Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to confirm with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and affect in its amended form as of the date of its adoption by the Board.
          9.4 Notwithstanding any other provision of this Plan, the Board may at any time by resolution terminate this Plan. In such event, all Options then outstanding and granted to an Optionee may be exercised by the Optionee for a period of thirty (30) days after the date on which the Corporation shall have notified all Optionees of the termination of this Plan, but only to the same extent as the Optionee could have exercised such Options immediately prior to the date of such notification.
     10. Miscellaneous Provisions.
          10.1 An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.
          10.2 Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any Affiliate or any right to continue as an officer of the Corporation or any Affiliate.
          10.3 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of [Ontario] and the laws of Canada applicable therein.
     11. Shareholder and Regulatory Approval.
          11.1 The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by any relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.